Valerian Financial Services LLC 1321 Mountain View Circle, Azusa, CA, 91702 Tel: (626) 334-5310 Fax:(626) 334-5324
LETTER AGREEMENT

October 13, 2004

John David Lefebvre P.O. Box N7120 Nassau, Bahamas

RE: Escrow of Funds

In connection with the $2,000,000 private placement (“Funding”) to be subscribed for by you and the deposit of funds in escrow at our Trust Account (see attached), this letter confirms the following:

1.	the Funding will be advanced in US dollars by wire transfer to our Trust Account at the attached coordinates following execution of the definitive agreements relating to the private placement;
2.

the Funding will be segregated on our books as held in trust for your benefit pending release pursuant to the private placement closing, and this letter constitutes your direction to so release the Funding on the terms and conditions herein;

3.	the Funding will only be released to Viral Genetics, Inc. (“Viral”) upon delivery to you of the following:
a. share certificate representing 8,000,000 shares of common stock of Viral; and
b. warrant agreement to purchase 4,000,000 shares of common stock of Viral at
$1.00, exercisable for 2 years.
4.	at any time and for any reason, you may direct us to cancel the escrow upon which notice we will return the entire Funding to you as instructed forthwith.

This letter constitutes the binding agreement of Valerian Financial Services LLC and John David Lefebvre concerning the subject matter herein.

Yours truly,

               VALERAN FINANCIAL SERVICES LLC

/s/
Haig Keledjian, Manager

Acknowledged and Accepted:	/s/